                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               FOUR MEDIA COMPANY
             (Exact name of registrant as specified in its charter)

                  Delaware                                 95-4599440
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                           2813 West Alameda Avenue
            Burbank, California                               91505
  (Address of Principal Executive Offices)                  (Zip Code)

                      Four Media Company 1997 Stock Plan
                           (Full title of the plan)

                               Robert T. Walston
               Chairman of the Board and Chief Executive Officer
                           2813 West Alameda Street
                          Burbank, California  91505
                    (Name and address of agent for service)

                                (818) 840-7000
         (Telephone Number, Including Area Code, of Agent for Service)

                        Calculation of Registration Fee

===========================================================================================================================
                                                                                                            Amount of
Title of Securities         Amount to be      Proposed maximum offering    Proposed maximum aggregate      registration
 to be registered           registered/1/        price per share/2/            offering price/2/              fee/2/
---------------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value               4,143,839                 $8.62                      $35,709,097                 $9,504
===========================================================================================================================

1. Plus such additional number of shares as may hereafter become issuable pursuant to the antidilution provisions of the Plan.
2. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted under the Plan and (b) the average of the high and low prices of the Company's Common Stock on the Nasdaq Stock Market on December 6, 1999 for shares reserved for future issuance upon the exercise of options to be granted under the Plan (pursuant to Rule 457(c) under the Securities Act).

                INCORPORATION OF EARLIER REGISTRATION STATEMENT


     The registration statement (File No. 333-6009) for the Four Media Company 1997 Stock Plan is incorporated herein by reference.


Item 8.  Exhibits

     The following exhibits (in addition to the exhibits incorporated herein by reference) are filed herewith:

4.4 First Amendment to Four Media Company 1997 Stock Plan incorporated by reference to Proxy Statement filed February 19, 1999 (File No. 0-21943)
5.1 Opinion of Greenberg Glusker Fields Claman & Machtinger LLP regarding the legality of the securities being registered
23.1 Consent of PricewaterhouseCoopers LLP
23.2 Consent of Greenberg Glusker Fields Claman & Machtinger LLP (contained in
     Exhibit 5.1)
23.3 Consent of Ernst & Young LLP
24.1 Power of Attorney (contained in the signature page hereof)

                               POWER OF ATTORNEY

     KNOW ALL ME BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert T. Walston and Christopher M. R. Phillips his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                                      Title                                    Date
            ----                                      -----                                    ----
/s/ Robert T. Walston                       Chairman of the Board and                       December 8, 1999
------------------------------               Chief Executive Officer
Robert T. Walston                         (principal executive officer)

/s/ Christopher M. R. Phillips            Executive Vice President and                      December 8, 1999
------------------------------    Chief Financial Officer (principal financial
Christopher M. R. Phillips                   and accounting officer)

/s/ William Amon
------------------------------                      Director                                December 8, 1999
William Amon

/s/ Sidney Lapidus
------------------------------                      Director                                December 8, 1999
Sidney Lapidus

/s/ David E. Libowitz
------------------------------                      Director                                December 8, 1999
David E. Libowitz

/s/ Jeffrey J. Marcketta
------------------------------                      Director                                December 8, 1999
Jeffrey J. Marcketta

/s/ William C. Scott
------------------------------                      Director                                December 8, 1999
William C. Scott

/s/ Eytan Shapiro
------------------------------                      Director                                December 8, 1999
Eytan Shapiro

                                 EXHIBIT INDEX
Exhibits

4.4 First Amendment to Four Media Company 1997 Stock Plan incorporated by reference to Proxy Statement filed February 19, 1999 (File No. 0-21943)

5.1 Opinion of Greenberg Glusker Fields Claman & Machtinger LLP regarding the legality of the securities being registered

23.1  Consent of PricewaterhouseCoopers LLP

23.2  Consent of Greenberg Glusker Fields Claman & Machtinger LLP (contained in
      Exhibit 5.1)

23.3  Consent of Ernst & Young LLP

24.1  Power of Attorney (contained in the signature page hereof)